Exhibit 10.1

OMNIBUS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTES

(Extension of Maturity Date)

This OMNIBUS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTES (this “Amendment”) is entered into as of October [__], 2026 (the “Amendment Effective Date”), by and between FERROX CRITICAL MINERALS, a British Virgin Islands company (the “Company”), and SMARTKEM, INC., a Delaware corporation (the “Holder”).

RECITALS

(A)	WHEREAS, reference is hereby made to (i) that certain Convertible Promissory Note, dated March 13, 2026, in the original principal amount of $1,500,000.00 (the “March Note”), (ii) that certain Convertible Promissory Note, dated June 22, 2026, in the original principal amount of $2,500,000.00 (the “June Note”), and (iv) that certain Convertible Promissory Note, dated July 27, 2026, in the original principal amount of $4,900,000.00 (the “July Note” and collectively with the March Note and the June Note, the “Notes”), in each case issued by the Company to the Holder or otherwise issued by the Company and assigned to the Holder;

(B)	WHEREAS, pursuant to that certain Waiver and Consent of SmartKem, Inc., dated September 3, 2026, the Holder consented to the Company's prepayment of a portion of the Principal Amount of the March Note prior to Maturity, and the Company subsequently made a partial prepayment to the Holder in the amount of $300,000.00 (US dollars);

(C)	WHEREAS, the March Note currently provides for a Maturity Date of October 30, 2026, the June Note currently provides for a Maturity Date of December 31, 2026, and the July Note currently provides for a Maturity Date of January 31, 2026; and

(D)	WHEREAS, pursuant to Section 14(b) of each Note, such Note may be amended with the written consent of the Company and the Holder, and the Company and the Holder desire to amend each Note to extend each Maturity Date to June 30, 2027, on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions

1.1	Capitalized terms used but not defined in this Amendment have the meanings given to them in the Notes.

2.	Extension of Maturity Date

2.1	Effective as of the Amendment Effective Date, the first paragraph of each Note is amended by deleting each reference to the Maturity Date (“October 30, 2026”, “December 31, 2026”, or “January 31, 2027”, as applicable), in clauses (a) and (c) thereof, and replacing each such reference with “June 30, 2027.” Accordingly, unless any Note is earlier converted in accordance with its terms, all unpaid principal, together with any then accrued but unpaid interest and any other amounts payable under such Note, shall be due and payable on the earliest to occur of (a) June 30, 2027, (b) the occurrence of an Event of Default, or (c) if Definitive Transaction Documents related to a Fundamental Transaction are entered into between the Company and the Holder prior to June 30, 2027, the earlier to occur of (i) the date on which the transactions contemplated by the Definitive Transaction Documents are consummated or (ii) the date on which the Definitive Transaction Documents are terminated in accordance with their terms.

3.	Interest

3.1	Interest shall continue to accrue on the outstanding Principal Amount at the rate of five percent (5%) per annum in accordance with Section 2(a) of each Note and shall be due and payable on the Maturity Date, as extended hereby. The extension of the Maturity Date shall not, in and of itself, cause any increased, compounding or default rate of interest under Section 2(b) of any Note to apply.

4.	No Default; No Fees

4.1	The Holder acknowledges and agrees that, as of the Amendment Effective Date and after giving effect to this Amendment, (a) no Event of Default has occurred and is continuing under any Note, and (b) no Default Management Fee or other fee, premium or penalty has accrued or is payable under any Note. No fee or other consideration shall be payable by the Company in connection with this Amendment or the extension of the Maturity Date.

5.	Effect of Amendment

5.1	Except as expressly amended by this Amendment, each Note remains unmodified and in full force and effect in accordance with its terms. From and after the Amendment Effective Date, each reference in each Note to “this Note,” “hereunder,” “hereof” or words of similar import, and each reference to such Note in any other document, shall mean such Note as amended by this Amendment. This Amendment does not constitute a novation of any Note.

6.	Miscellaneous

6.1	Each party represents that it has the requisite corporate power and authority to execute and deliver this Amendment and that this Amendment has been duly authorized, executed and delivered by such party.

6.2	Each party shall bear its own expenses and legal fees incurred in connection with this Amendment.

6.3	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state, country or jurisdiction.

6.4	This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically by PDF transmission, by facsimile or using an electronic signature service (such as DocuSign) shall be binding to the same extent as an original counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

FERROX CRITICAL MINERALS	SMARTKEM, INC.

By:	By:
Name: Terrence P. Duffy	Name: Ian Jenks
Title: Chairman and CEO	Title: Chief Executive Officer
Date:	Date: